Exhibit 10.32

                      THIRD AMENDMENT TO LICENSE AGREEMENT


     THIS THIRD AMENDMENT TO LICENSE AGREEMENT ("Amendment") is entered into December 31, 2000, by and between AvantGo Inc., located at 1700 S. Amphlett Blvd., Suite 300, San Mateo, CA 94402 ("AvantGo") and McKesson HBOC, Inc. (formerly "McKesson Corporation"), located at One Post Street, San Francisco, CA 94104 ("Licensee").

                                   Background

     On March 7, 2000, AvantGo and Licensee entered into a License Agreement Amendment (the "First Amendment") which amended the existing License Agreement between the parties entered into and effective as of October 1, 1998, (as subsequently amended, the "License Agreement") in order to allow Licensee to broadly deploy the Software (as defined in the License Agreement). The First Amendment provided that, subject to certain terms and conditions, Licensee was licensed during the term of the First Amendment, to install [****] copies of the AvantGo Client Software, and [****] copies of the AvantGo Server Software on computers located on Licensee's facilities. The parties now wish to further amend the License Agreement to clarify their intention that Licensee shall be able to grant to customers of Licensee's services, software or applications limited sublicenses in the AvantGo Server Software and AvantGo Client Software, to be used solely in support of such services, software, or applications.

                                    Agreement

     1. Section 1 of the License Agreement (Definitions) shall be amended by the addition of the following definition:

               "Licensee" shall mean McKessonHBOC and all companies controlled by McKessonHBOC. For the purposes of this definition, "control" shall mean the ownership of at least fifty percent (50%) of the outstanding shares of stock having the right to elect the board of directors.


     2. Section 2.1 of the First Amendment is amended to read in its entirety as follows:

          2.1 AvantGo hereby grants to Licensee a nontransferable, worldwide, perpetual and irrevocable license, without rights to sublicense or resell, except as otherwise provided in this Agreement, to:
               (a) install the number of copies of AvantGo Server Software set forth in Appendix A of this Amendment solely on computers located at Designated Sites, (b) install AvantGo Client Software on the number of handheld devices set forth in Appendix A of this Amendment to be used by Licensee employees, contractors, affiliates, agents, external customers and business partners (with respect to use by external customers and business partners (collectively, "Permitted Users") solely with the Identified Configuration. Licensee shall use AvantGo Server Software to deliver content created by or for, or used by or for, Licensee or Permitted Users. Licensee may grant to any Permitted User a limited sublicense to use the AvantGo Client Software and/or AvantGo Server Software solely in connection with McKesson proprietary services, software or applications licensed or received from Licensee. AvantGo Server and Client Software used by external customers and business partners shall be used solely
               (i) for receipt of McKesson proprietary content; (ii) in connection with the receipt of McKesson proprietary services, software or applications from Licensee; or (iii) to access content and services in


*****Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

               the "Health Subject Areas," as such term is defined in the Channel Management Agreement. AvantGo reserves all rights in the Software which are not expressly granted in this Amendment. It is understood that if Licensee uses the AvantGo Software outside the scope of the license grant, this may result in irreparable and continuing damage for which recovery of money damages would be inadequate. Therefore, AvantGo shall be entitled to obtain timely injunctive relief without proof of damages in addition to any and all remedies at law.

     3. The definition of "Designated Site" in Appendix A of the First Amendment is amended by adding to the end of such definition the following sentence:

               "Designated Site" also includes any facility owned or operated by a Permitted User, provided that such Permitted User shall be sublicensed to use AvantGo Server Software solely in connection with McKesson proprietary services, software or applications licensed or received from Licensee.

     4. In consideration for the rights granted to Licensee under this Amendment, Licensee agrees that during the term of this Agreement it will use good faith commercially reasonable efforts to act as a customer reference for prospective AvantGo customers and press contacts and to provide such other cooperation with AvantGo's marketing efforts as AvantGo shall reasonably request, provided that
          Licensee: (i) shall not be required hereunder to make or subscribe to any statement which it determines, in its discretion, to be inaccurate or misleading, or to otherwise expose Licensee to liability; and (ii) shall have final approval of any statement made by AvantGo regarding Licensee or AvantGo's relationship with Licensee and any statement attributed to Licensee (except for any disclosures required to be provided by AvantGo by law). Licensee's activities may include, without limitation and if requested by AvantGo :

          a. Providing in-person or telephone references to a minimum of 4 prospective customer groups or press contacts over the next year;

          b. Working with AvantGo's marketing department to prepare a McKesson HBOC - AvantGo success story and/or press release documenting the relationship of the parties, Licensee's business need and product solution, Licensee's implementation of, and satisfaction with, the AvantGo Software and Licensee's return on investment (ROI) from its use of the Software. Such success story shall be developed and may be distributed by AvantGo as part of AvantGo's marketing and pre-sales materials;

          c. Providing a management sponsor who will meet with AvantGo management at least once a year at AvantGo's request to review the ongoing relationship of the parties and to provide feedback on the current release of software being used by Licensee;

          d. Allowing AvantGo to use the McKesson HBOC logo, subject to McKesson HBOC's standard guidelines, on AvantGo's website and for AvantGo company presentations, under its customer section;

          e. Participating in a filmed interview illustrating how McKesson is using AvantGo technology and the benefits received by Licensee there from; and

          f. To the extent consistent with the protection of McKesson HBOC's proprietary information, granting AvantGo permission to show a mutually agreed McKesson demo on AvantGo's website and for pre-sales demonstrations.

     5. Upon the expiration or termination of this Amendment for any reason AvantGo shall continue to make available all applicable warranty and technical support and other obligations regarding the AvantGo Software in accordance with the provisions of this Agreement. Upon such expiration or termination, AvantGo agrees to meet with McKesson and negotiate in good faith an equitable fee for such support, taking into account all relevant facts and circumstances, including the number of Permitted Users licensed or sublicensed to use the AvantGo software during the term of this Amendment.

     6.   The following language is hereby added to the terms of the Agreement:

               In the event AvantGo comes into contact with proprietary data of McKesson HBOC or its customers, AvantGo agrees to use such data only in accordance with the terms of this Agreement. In such case, AvantGo agrees to implement appropriate security measures to maintain the confidentiality of patient-identifiable information in its possession in accordance with applicable laws and regulations.

     The parties agree that except as amended in the manner specified above, all remaining provisions of the License Agreement shall continue in full force and effect.


McKESSON HBOC, INC.                                   AVANTGO, INC.

/s/ William J. Dawson                                 /s/ David Cooper
--------------------------                            --------------------------
Signature                                             Signature

William J. Dawson                                     David Cooper
--------------------------                            --------------------------
Name (Print or Type)                                  Name (Print or Type)

Senior Vice President                                 CFO
--------------------------                            --------------------------
Title                                                 Title

3/8/01
--------------------------                            --------------------------
Date                                                  Date

                                Statement of Work


The AvantGo Software Maintenance, Support and Services Agreement dated September 14, 1998, as amended by the amendment to License Agreement dated March 7, 2000, the "Agreement", by and between AvantGo, Inc. ("AvantGo") and McKesson HBOC ("Client"), is amended to include this Exhibit C.

Both parties agree to extend the professional services outlined in Exhibit B of the Agreement to December 31, 2000. All fees and conditions remain the same.

This Statement of Work is subject fully to the terms and conditions the AvantGo Software Maintenance, Support and Services Agreement referred to above.



AvantGo                                     McKesson HBOC

Authorized Signature: /s/ Marty Kacin       Authorized Signature: /s/ Tom Majill
                      ---------------                             --------------

Name: Marty Kacin                           Name: Tom Majill
      --------------------------                  --------------------------

Title: Vice President                       Title: Vice President
      --------------------------                  --------------------------

                                    Exhibit B
                                Statement of Work

The AvantGo Software Maintenance, Support and Services Agreement dated September 14, 1998, as amended by the amendment to License Agreement dated March 7, 2000, the "Agreement", by and between AvantGo, Inc. ("AvantGo") and McKessonHBOC ("Client"), is amended to include this Exhibit B.

AvantGo will provide Client, on time and materials basis, consulting services for the period of January 5, 2000 to June 30, 2000. The Client's fees for a day of AvantGo Consulting Services are [****] per day and these discounted fees apply only to this statement of work. AvantGo's consulting services may include any of the following activities:

     o Installation, configuration, and deployment of AvantGo Products at the Client site

     o    Design and development of Client's mobile application software

     o Providing Client information regarding new and ongoing AvantGo product developments

     o Providing AvantGo engineering and product management relevant information regarding Client product needs and requirements

     o Documenting, testing, and integrating developed works within the Client deployment environment

The consulting services will be performed both at the Client site and at AvantGo's Corporate headquarters depending on the specific activity. In the event that any travel is required in connection with any Services, Client agrees to pay all costs reasonably incurred by AvantGo's personnel in connection with such Services (including, but not limited to, costs of travel, ground transportation, lodging, and meals) associated with such training or consulting. AvantGo shall maintain records of its expenses and reimbursable items pertaining to Services on a generally recognized accounting basis; these records shall be made available to Client upon request.

Ownership of the deliverables hereunder shall be as set forth in the Agreement.

This Statement of Work is subject fully to the terms and conditions the AvantGo Software Maintenance, Support and Services Agreement referred to above.



AvantGo, Inc.                               McKesson HBOC, Inc.

Authorized Signature:                       Authorized Signature:
     /s/ Marty Kacin                             /s/ Tom Majill
     ---------------                             --------------

Name: Marty Kacin                           Name: Tom Majill
      --------------------------                  --------------------------

Title: VP, Prof. Svcs.                      Title: VP Logistics
      --------------------------                  --------------------------




*****Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.